Subsidiary Activities

We conduct business primarily through our wholly-owned bank subsidiary, Flagstar Bank, N.A. The Bank has formed, or acquired through merger transactions, 38 subsidiary corporations. Of these, 26 are direct subsidiaries of the Bank and 12 are subsidiaries of Bank-owned entities.

The 26 direct subsidiaries of the Bank are:

Name	Jurisdiction of Organization	Purpose
100 Duffy Realty, LLC	New York	Owns a building containing back-offices and a branch.
Beta Investments, Inc.	Delaware	Holding company for Omega Commercial Mortgage Corp. and Long Island Commercial Capital Corp.
BSR 1400 Corp.	New York	Organized to own interests in real estate.
Ferry Development Holding Company	Delaware	Formed to hold and manage investment portfolios for the Company.
NYCB Specialty Finance Company, LLC	Delaware	Originates asset-based, equipment financing, and dealer-floor plan loans.
NYB Realty Holding Company, LLC	New York	Holding company for subsidiaries owning an interest in real estate.
NYCB Insurance Agency, Inc.	New York	Sells non-deposit investment products.
Pacific Urban Renewal, Inc.	New Jersey	Owns a branch building.
Synergy Capital Investments, Inc.	New Jersey	Formed to hold and manage investment portfolios for the Company.
NYCB Mortgage Company, LLC	Delaware	Holding company for Walnut Realty Holding Company, LLC.
Woodhaven Investments, LLC	Delaware	Holding company for Ironbound Investment Company, LLC. and 1400 Corp.
Flagstar REO, LLC	Delaware	Formed to hold real estate from foreclosed loans
Flagstar Mortgage Securities, LLC	Delaware	Formed to hold mortgage loans sold into private securitizations
Flagstar Real Estate Holdings, Inc.	Michigan	Holding company for Long Lake REIT
REIT Holding Co #1, Inc.	Michigan	Holding company for REIT #1, Inc.
REIT Holding Co #2, Inc.	Michigan	Holding company for REIT #2, Inc.
Propshop Mortgage, LLC	Delaware	Joint venture mortgage company developing specialized mortgage technology
Flagstar Investment, LLC	Michigan	Formed to invest in low income housing investments
Flagstar Opportunities, LLC	Michigan	Formed to invest in low income housing investments
Grass Lake Insurance Agency, Inc.	Michigan	Licensed insurance agency
FSB-Optimum Investment Fund I LLC	Michigan	Formed to invest in businesses with New Markets Tax Credits
Flagstar-Petros Fund I, LLC	Michigan	Invests in real estate eligible for Historic Tax Credits
Flagstar Financing & Leasing, LLC	New York	Originates equipment finance & leasing, transport financing and taxi medallion financing
Flagstar Advisors, Inc.	New York	Licensed broker dealer and investment advisor offering investment, brokerage, asset and insurance products and services
SB Insurance Agency, Inc	New York	Offers insurance products and services
Flagstar Public Funding Corp.	New York	Originates municipal finance and tax-exempt lending and leasing to government and municipal entities

The 12 subsidiaries of Bank-owned entities are:

Name	Jurisdiction of Organization	Purpose
1400 Corp.	New York	Holding company for Roslyn Real Estate Asset Corp.
Ironbound Investment Company, LLC.	Florida	Organized for the purpose of investing in mortgage-related assets.
Long Island Commercial Capital Corporation	New York	A REIT organized for the purpose of investing in mortgage-related assets.
Omega Commercial Mortgage Corp.	Delaware	A REIT organized for the purpose of investing in mortgage-related assets.
Prospect Realty Holding Company, LLC	New York	Owns a back-office building.
Rational Real Estate II, LLC	New York	Formerly Owned a back-office building.
Roslyn Real Estate Asset Corp.	Delaware	A REIT organized for the purpose of investing in mortgage-related assets.
Walnut Realty Holding Company, LLC	Delaware	Owns two back-office buildings.
Long Lake REIT	Maryland	Formed to own excess servicing rights assets
Long Lake MSR, Inc.	Maryland	Licensed to own MSRs
REIT #1, Inc.	Michigan	A REIT organized for the purposes of investing in mortgage loans
REIT #2, Inc.	Michigan	A REIT organized for the purposes of investing in commercial real estate loans

NYB Realty Holding Company, LLC owns interests in 10 additional active entities organized as indirect wholly-owned subsidiaries to own interests in various real estate properties.

The four direct subsidiaries of the Parent Company are:

Name	Jurisdiction of Organization	Purpose
Flagstar Bank, N.A.	New York	National Association (Federal Bank)
New York Community Newco, Inc.	Delaware	Established in connection with the acquisition of Atlantic Bank of New York
Douglas Insurance Agency, Inc.	Michigan	Insurance Agency (collects auto premiums)
Flagstar Reinsurance Company	Vermont	Vermont captive insurance company

The Parent Company also owns special business trusts that were formed for the purpose of issuing capital and common securities and investing the proceeds thereof in the junior subordinated debentures issued by the Company. See Note 11, "Borrowed Funds," in the Notes to the Consolidated Financial Statements for a further discussion of the Company's special business trusts.